UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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TAUBMAN CENTERS, Inc.
(Name of Registrant as Specified in Its Charter)

Land & Buildings Capital Growth Fund, LP L & B Real Estate Opportunity Fund, LP Land & Buildings GP LP Land & Buildings Investment Management, LLC Charles Elson Jonathan Litt
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Land & Buildings’ slate of highly-qualified director nominees to the Board of Directors of Taubman Centers, Inc., a Michigan corporation (“Taubman” or the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

Item 1: On May 9, 2017, Land & Buildings issued the following press release:

Land and Buildings Issues Presentation Refuting Taubman Centers’ False and Misleading Claims

- Believes Taubman’s Presentation Ignores Key Points Which Have Destroyed Significant Shareholder Value –

- Urges Shareholders to Vote for Land and Buildings’ Highly-Qualified Nominees – Charles Elson and Jonathan Litt – on the GOLD Proxy Card Today –

Stamford, CT, May 9, 2017 – Land & Buildings Investment Management, LLC (together with its affiliates, "Land and Buildings") today issued a presentation refuting several of the many false and misleading claims recently made by Taubman Centers, Inc. (NYSE: TCO) (“Taubman,” “Taubman Centers” or the "Company”) in its presentation filed on May 8, 2017. Key examples of these deceptive statements are highlighted in Land and Buildings’ May 9th presentation titled “Don’t be Fooled by Taubman’s False and Misleading Claims”.1 The complete presentation, along with additional details regarding the solicitation, has been filed with the SEC and can be found at the following link: http://tinyurl.com/May9-Presentation.

False Taubman Claim:

“We Have a Longstanding Commitment to Enhancing Corporate Governance Practices.”

The Facts:

•	Green Street Advisors, the leading independent real estate research firm, has given Taubman the worst corporate governance score in the REIT sector.
•	The Taubman Board has repeatedly ignored shareholder voices by:
o	Appointing Myron Ullman to the Board (and as Lead Director) despite the fact that he has decades of history with the Taubman Family and has never been elected to the Board by shareholders.
o	Ignoring majority-supported proposals to de-stagger the Board two years in a row.
o	Ignoring majority-supported tender of shares in Simon’s acquisition offer.
•	After this year’s proxy season, Taubman will likely be the only REIT of the 83 covered by Green Street Advisors to have a staggered board.

 False Taubman Claim:

“Land & Buildings’ Use of 1-, 3- and 5-year time horizons for assessing Taubman’s underperformance is ‘highly misleading’ and Taubman’s performance should be measured over a ‘more appropriate 10-year period.’”

The Facts:

•	The 1-, 3- and 5-year time periods are consistent with how Institutional Shareholder Services, a leading proxy advisory firm, typically evaluates total shareholder returns.
•	What would be “misleading” is Taubman trying to focus shareholders solely on the time period that suits them best.

False Taubman Claim:

“Our G&A Practices are Consistent with Peers and Have Been Taken Out of Context by Land & Buildings” and “[We don’t] Allow shareholders to pay for executives’ personal use of the corporate jet.”

The Facts:

•	Shareholders should see through Taubman’s attempt at being clever. The reality is that Bobby Taubman only reimburses shareholders for incidental costs when he travels for personal use, such as pilot and crew expenses – not the actual cost of the plane.
•	Does anyone really believe that the cost of a private jet for a trip from NYC to LA is only $2,099?
•	Taubman is the only Class A Mall Company with no New York assets with office space in New York (overlooking Central Park, no less).

Misleading Taubman Peer Groups:

In different scenarios throughout the May 8th presentation, Taubman uses the following peer groups: comparable REITs by asset size, all mall REITs, Class A malls, and all public REITs.

The Facts:

•	Taubman cherry-picks from a rotating series of different peer groups in an attempt to sugar-coat its performance.
•	Taubman needs to make up its mind as to what its true peer group is rather than mislead shareholders in order to preserve the troubling status quo.

What Taubman’s presentation ignores are the following key points which have destroyed significant shareholder value:

•	Management’s ill-fated developments in the past five years that will likely cost shareholders $1 billion.
•	Taubman has significantly underperformed Class A Mall Peers over the past 1-, 3- and 5-year periods.
•	Taubman maintains a highly conflicted Board, in our view, with decades of history between the Taubman Family and Myron Ullman.
•	The Taubman Family’s proven track record of using “Killer B” to the Family’s benefit.
•	The Taubman Family rejected the path of other celebrated REIT CEOs six years after its IPO by creating the “Killer B” without a shareholder vote.
•	Bobby Taubman repeatedly ignores shareholders’ voices and misleads investors and likely his Board.
•	Significant operational mismanagement, as evidenced by the Woodfield Mall case study.

“Taubman’s shareholders should carefully consider the fact that the Company has resorted to spreading falsehoods in a desperate attempt to solidify the entrenchment of the current Board,” said Land and Buildings Founder and Chief Investment Officer, Jonathan Litt. “It is time that shareholders’ voices are heard and that accountability is restored to Taubman. We believe that our two independent, highly-qualified director nominees – Charles Elson and myself – would be powerful voices for change in the Taubman boardroom and would push for the operational and governance improvements that the Company sorely needs.”

It is Time for Change and Accountability.

Vote the GOLD Proxy Card Today!

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Media Contact:
Dan Zacchei / Joe Germani

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

JGermani@sloanepr.com

Investor Contact:

D.F. King & Co., Inc.

Edward McCarthy

212-493-6952

emccarthy@dfking.com

1 In addition to reviewing Land and Buildings’ May 9th presentation, shareholders should refer to Land and Buildings’ presentation titled “Addressing Abysmal Corporate Governance and Chronic Underperformance at Taubman Centers,” which was filed as an exhibit to its Form DFAN14A on May 1, 2017 for additional details regarding the facts referenced herein and in Land and Buildings’ May 9th presentation.

Item 2: The following materials were posted by Land & Buildings to www.savetaubman.com: